Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-221703, 333-259626, 333-259628, 333-259630, 333-264058, 333-270932) of Sterling Bancorp, Inc. of our report dated March 14, 2025 relating to the consolidated financial statements and effectiveness of internal control over financial reporting appearing in this Annual Report on Form 10-K of Sterling Bancorp, Inc. for the year ended December 31, 2024.

/s/ Crowe LLP

Grand Rapids, Michigan

March 14, 2025